SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2019

CASI PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-20713	58-1959440
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

 (Zip code)

(240) 864-2600

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	CASI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2019, CASI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a License Agreement (the “License Agreement”) with Juventas Cell Therapy Ltd. (“Juventas”), a China-based domestic company located in Tianjin City, China. Under the License Agreement, the Company obtained exclusive, worldwide license and commercialization rights to an autologous anti-CD19 T-cell therapy product (“CNCT19”). Pursuant to the License Agreement, the Company will be responsible for payment of certain future development milestones and sales royalties. Juventas will continue to develop CNCT19 with the Company’s participation on the program’s steering committee. Juventas and the Company intend to enter into a separate Supply Agreement, pursuant to which Juventas or its designated manufacturer will be the exclusive manufacturer and supplier of CNCT19.

In connection with the License Agreement, CASI Pharmaceuticals (Wuxi) Co., Ltd., a joint venture in which the Company owns 80 percent of the registered capital, will enter into an Investment Agreement with Juventas, pursuant to which it will make an upfront equity investment of RMB 80 million (approximately USD $11.6 million) in Juventas through a wholly owned Chinese subsidiary in lieu of the upfront payment for the license.

The License Agreement and the Investment Agreement contain customary representations, warranties, covenants and indemnification provisions.

Wei-Wu He Ph.D., the Company’s Chairman and Chief Executive Officer, is the chairman and a founding shareholder of Juventas. A committee of independent directors of the Company negotiated the terms of the Investment Agreement and License Agreement and recommended that the Company’s board of directors approve the transaction. Dr. He did not participate in the committee’s deliberations or board of directors’ approval of the transaction.

The foregoing description of the License Agreement and Investment Agreement do not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the License Agreement and Investment Agreement that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

A copy of the press release of the Company announcing the License Agreement and Investment Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

99.1	Press Release of CASI Pharmaceuticals, Inc., dated June 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

/s/ Cynthia W. Hu
Cynthia W. Hu
June 18, 2019	COO, General Counsel & Secretary